EXHIBIT 10.3
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                        ADMINISTRATIVE SERVICES AGREEMENT
                        ---------------------------------

         This Administrative Services Agreement (the "Agreement") is entered into this 6th day of January, 2006 by and between iVoice, Inc., a New Jersey corporation, with its principal office at 750 Route 34, Matawan, NJ, 07747 ("iVoice"), and Thomas Pharmaceuticals, Ltd. (f/k/a iVoice Acquisition Corp.), a New Jersey corporation, with its principal office at 750 Route 34, Matawan, NJ, 07747 (the "Company").

         The Company is a wholly owned subsidiary of iVoice and has relied since its inception upon various administrative services provided by iVoice.

         The Company desires to engage iVoice to continue after the date hereof to provide certain administrative services hereinafter described (the "Services"), and iVoice desires to provide the Services, on the terms and subject to the conditions hereinafter set forth.

         The Company is party to an agreement and plan of merger, dated January __, 2006 among the iVoice, the Company, Thomas Pharmaceuticals, Ltd., a New York corporation ("TPL"), and certain shareholders named therein (the "Merger Agreement"), pursuant to which, on even date herewith, TPL will merge (the "Merger") with and into the Company;

         It is the intention of the parties to this agreement that upon the consummation of the Merger, the Surviving Corporation (as defined in the Merger Agreement) shall be bound and obligated to this Agreement as the successor in interest to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Services

                  1.1 During the term of this Agreement, iVoice shall provide the following Services to the Company:

                          a. Contract review
                          b. Issuing sales orders
                          c. Invoicing
                          d. Collections
                          e. Review inventory records, warehousing reports, etc.
                          f. Manage employee records
                          g. Process payroll
                          h. Manage insurance coverages (health, liability, etc)
                          i. Accounts Payable
                          j. Accounts Receivable
                          k. Expense reimbursement
                          l. Vendor payments

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                          m. Manage cash accounts
                          n. Maintain accounting records
                          o. Prepare periodic tax filings
                          p. Manage quarterly review and year-end audit in
                             conjunction with outside auditors

                  1.2 iVoice shall perform the Services in a timely and efficient manner, in accordance with all applicable laws, regulations and ordinances, and shall assign to each of the Services substantially the same priority as assigned to services of like category performed in its own operations.

                  1.3 The parties agree that the Shareholder Representative (as defined in that certain Agreement and Plan of Merger, dated January __ 2006 among iVoice, the Company, iVoice Acquisition Corp and certain shareholders named therein) shall be deemed a third party beneficiary for the limited purpose of enforcing the Company's rights hereunder. Notwithstanding the foregoing, in the event that iVoice shall cease to control a majority of the voting securities of the Company, such Shareholder Representative shall no longer be deemed a third party beneficiary hereunder.

         2. Term

                  2.1 The term of this Agreement shall commence at the date hereof, and shall continue until the second anniversary thereof, unless earlier terminated or extended in accordance with the provisions of this Section 2.

                  2.2 The term of this Agreement may be extended for up to two additional one-year periods upon written notice from the Company to iVoice at least 30 days prior to the scheduled expiration thereof and in consideration for the Services thereunder, the Company shall issue to iVoice an additional Debenture (as defined in Section 3 hereof) in the principal amount of $50,000 for each such additional one-year period.

                  2.3 This Agreement may be terminated, and any one or more of the Services may be reduced in scope or eliminated in its entirety, at any time during the term hereof upon 90 days' prior written notice from the Company to iVoice.

                  2.4 In the event that the Company shall consummate an initial public offering ("IPO") of its Common Stock (as defined herein) this Agreement shall terminate on the closing date of such IPO with immediate effect.

         3. Fees

                  In consideration for the Services, the Company shall issue to iVoice an Administrative Service Convertible Debenture (the "Debenture") in the amount of $100,000 in the form attached as an exhibit to this Agreement. The Debenture shall have a term of seven (7) years, and shall bear interest at ten percent (10%) per annum. Both principal and interest shall be due at the end of the term. The Debenture shall also be convertible in accordance with its term

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into shares of the Company's Class A Common Stock ("Common Stock")at the price per share equal to an amount equal to eighty percent (80%) of the lowest closing bid price of the Common Stock for the five (5) trading days immediately preceding the Conversion Date (as defined therein), once the Company is listed on a either The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange, or such other principal stock exchange. The holders of the Debenture shall also have registration rights for the shares underlying the Debenture.

         4. Obligations and Relationship

                  Both parties to this Agreement shall at all times act as independent contractors and, notwithstanding anything contained herein, the relationship established hereunder between the parties shall not be construed as a partnership, joint venture or other form of joint enterprise. Except as expressly authorized by a party hereto, no party shall be authorized to make any representations or to create or assume any obligation or liability in respect of or on behalf of the other party, and this Agreement shall not be construed or constituting either party or the agent of the other party.

         5. Limited Liability; Indemnification

                  5.1 iVoice shall not be liable to the Company for any loss, claim, expense or damage, including indirect, special, consequential or exemplary damages, for any act or omission performed or omitted by it hereunder so long as its act or omission does not constitute fraud, bad faith or gross negligence. iVoice shall not be liable to the Company for the consequences of any failure or delay in performing any Services if the failure shall be caused by labor disputes, strikes or other events or circumstances beyond its control and it shall have provided prompt notice to the Company of its inability to perform Services and the reason therefor.

                  5.2 In any action, suit or proceeding (other than an action by or in the right of the Company) to which iVoice or any agent or employee of iVoice performing Services hereunder (an "Indemnitee") was or is a party by reason of his or its performance or non-performance of Services, the Company shall indemnify the Indemnitee and hold the Indemnitee harmless from and against expenses, judgments, fines and amounts paid (with the consent of the Company) in settlement actually and reasonably incurred by the Indemnitee in connection therewith if the Indemnitee acted in good faith and provided that the Indemnitee's conduct does not constitute negligence or misconduct.

         6. Confidentiality

                  Any and all information obtained by iVoice in connection with the Services contemplated by this Agreement shall be held in the strictest confidence and not disclosed to any other person without the prior written consent of the Company.

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         7. Notices

                  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person against written receipt therefor, or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by postage pre-paid certified mail, return receipt requested to the party entitled to receive the same:

                     If to iVoice:               iVoice, Inc.
                                                 750 Route 34
                                                 Matawan, NJ  07747
                                                 Attention: Jerome Mahoney
                                                 Telephone: 732-441-7700
                                                 Facsimile: 732-441-9895

                     And if to the Company:      Thomas Pharmaceuticals, Ltd.
                                                 c/o iVoice, Inc.
                                                 750 Route 34
                                                 Matawan, NJ  07747
                                                 Attention: Jerome Mahoney
                                                 Telephone: 732-441-7700
                                                 Facsimile: 732-441-9895

                  Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

         8. Binding Effect

                  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

         9. No Third Party Beneficiaries

                  This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties and remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

         10. Entire Agreement

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to those matters.

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         11. Assignment; Amendment; Waiver

                  This Agreement is not assignable, except that upon the consummation of the Merger, the rights and obligations of the Company shall inure to the Surviving Corporation as successor in interest to the Company. Except as provided in the immediately prior sentence, neither the rights nor the duties arising hereunder may be assigned or delegated. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         12. Governing Law

                  This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         13. Headings

                  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                          IVOICE, INC.


                                          By:
                                              ------------------------------
                                              Jerry Mahoney
                                              President


                                          THOMAS PHARMACEUTICALS, LTD.


                                          By:
                                              ------------------------------
                                              Jerry Mahoney
                                              President


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                                     EXHIBIT

                                FORM OF DEBENTURE





























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